[LOGO] Merrill Lynch Investment Managers


                         MERCURY TOTAL RETURN BOND FUND
                          A SERIES OF MERCURY FUNDS II

                    P.O. BOX 9011, PRINCETON, NJ 08543-9011

-------------------------------------------------------------------------------

                                                         January 24, 2003
Dear Shareholder:

We are writing to inform you that the Special Meeting of Shareholders for Mercury Total Return Bond Fund originally held on January 17, 2003, has been adjourned, to permit further solicitation of votes. Our records indicate that we have not received voting instructions for your account(s). In an effort to avoid any further expenses to the Fund, we are asking you to please take a moment now to submit your vote. A new meeting date has been set for February 12, 2003 and we need to receive your voting instructions as quickly as possible.

Why is this Meeting being adjourned?

Your Fund did not receive enough shareholder votes to either approve or disapprove a proposed Agreement and Plan of Reorganization.

This Proposal provides for the acquisition of the assets and assumption of the liabilities of your Fund by Core Bond Portfolio, a series of Merrill Lynch Bond Fund, Inc., and the issuance of shares of common stock of Core Bond that are in the same or an equivalent class and have the same aggregate net asset value as the shares of your current Fund immediately prior to your Fund's acquisition.

The Board of your Fund unanimously approved this acquisition, and for the reasons set forth in the proxy statement, recommend a vote in favor of the proposal.

The 30-Day Yields for each fund as of December 31, 2002 are as follows:

------------------------------------------------------------------------------------------------
Mercury Total Return Bond Class I           3.48%            Core Bond Class A       3.61%
------------------------------------------------------------------------------------------------
Mercury Total Return Bond Class B           3.42%            Core Bond Class B       2.99%
------------------------------------------------------------------------------------------------
Mercury Total Return Bond Class C           3.50%            Core Bond Class C       2.94%
------------------------------------------------------------------------------------------------
Mercury Total Return Bond Class A           3.24%            Core Bond Class D       3.37%
------------------------------------------------------------------------------------------------

Note: The Investment Advisor for Mercury Total Return Bond has voluntarily agreed to waive management/administration fees and/or reimburse expenses. Without such waivers the yield on Mercury Total Return Bond Fund would be lower.

    For your convenience, we have established three easy and quick methods by which to register your vote:

     1.   By Touch-tone:   Please refer to the "800" number printed on your
                           voting instruction form.

     2.   By Internet:     Visit www.proxyvote.com. Once there, enter the
                           12-digit control number located on your proxy card.

     3.   By Mail:         Return your executed proxy in the enclosed postage
                           paid envelope immediately so that it will be received by February 12, 2003.

                                                                          OBO






[LOGO] Merrill Lynch Investment Managers

                         MERCURY TOTAL RETURN BOND FUND
                          A SERIES OF MERCURY FUNDS II

                    P.O. BOX 9011, PRINCETON, NJ 08543-9011

-------------------------------------------------------------------------------

                                                            January 24, 2003
Dear Shareholder:

We are writing to inform you that the Special Meeting of Shareholders for Mercury Total Return Bond Fund originally held on January 17, 2003, has been adjourned, to permit further solicitation of votes. Our records indicate that we have not received voting instructions for your account(s). In an effort to avoid any further expenses to the Fund, we are asking you to please take a moment now to submit your vote. A new meeting date has been set for February 12, 2003 and we need to receive your voting instructions as quickly as possible.

Why is this Meeting being adjourned?

Your Fund did not receive enough shareholder votes to either approve or disapprove a proposed Agreement and Plan of Reorganization.

This Proposal provides for the acquisition of the assets and assumption of the liabilities of your Fund by Core Bond Portfolio, a series of Merrill Lynch Bond Fund, Inc., and the issuance of shares of common stock of Core Bond that are in the same or an equivalent class and have the same aggregate net asset value as the shares of your current Fund immediately prior to your Fund's acquisition.

The Board of your Fund unanimously approved this acquisition, and for the reasons set forth in the proxy statement, recommend a vote in favor of the proposal.

The 30-Day Yields for each fund as of December 31, 2002 are as follows:

-------------------------------------------------------------------------------------------
Mercury Total Return Bond Class I        3.48%        Core Bond Class A      3.61%
-------------------------------------------------------------------------------------------
Mercury Total Return Bond Class B        3.42%        Core Bond Class B      2.99%
-------------------------------------------------------------------------------------------
Mercury Total Return Bond Class C        3.50%        Core Bond Class C      2.94%
-------------------------------------------------------------------------------------------
Mercury Total Return Bond Class A        3.24%        Core Bond Class D      3.37%
-------------------------------------------------------------------------------------------

Note: The Investment Advisor for Mercury Total Return Bond has voluntarily agreed to waive management/administration fees and/or reimburse expenses. Without such waivers the yield on Mercury Total Return Bond Fund would be lower.

    For your convenience, we have established three easy and quick methods by which to register your vote:

     1.   By Phone:       Please call Georgeson Shareholder toll free at
                          1-866-636-4612. Representatives are available to take your vote Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m.
                          to 6:00 p.m. Eastern Time.

     2.   By Internet:    Visit www.proxyvote.com. Once there, enter the
                          12-digit control number located on your proxy card.

     3.   By Mail:        Return your executed proxy in the enclosed postage
                          paid envelope immediately so that it will be received by February 12, 2003.

                                                                       REG/NOBO